Exhibit 99.1

Contact:	Susannah R. Robinson Director, Investor Relations (617) 342-6129
FOR IMMEDIATE RELEASE
CABOT ANNOUNCES THIRD QUARTER OPERATING RESULTS
BOSTON, MA (July 27, 2005) – Cabot Corporation (CBT/NYSE) today announced net income of $26 million ($0.39 per diluted common share) for the third quarter of fiscal year 2005 ended June 30, 2005, compared with $42 million ($0.62 per diluted common share) for the year ago quarter. The third quarter fiscal year 2005 results included $3 million ($0.04 per diluted common share) of after tax charges from certain items and discontinued operations, compared with the third quarter of fiscal year 2004 in which there was no impact from certain items and discontinued operations. Further details concerning certain items and discontinued operations are included in Exhibit I of the press release.
     Kennett F. Burnes, Cabot’s Chairman and CEO, commented, “We are, of course, not pleased with our results for the quarter as we under performed our own expectations by roughly 20 cents per share. This shortfall was attributable to significantly higher feedstock costs in carbon black and costs related to the ongoing labor situation at our Supermetals facility in Pennsylvania. Notwithstanding these issues, we had strong volumes in the quarter, continue to have confidence in the underlying strength of our core businesses and remain excited about the growth potential in our new businesses.”

     The Chemicals Business reported operating profits of $30 million compared to $45 million for the same period in fiscal year 2004. Carbon black reported a decrease of $13 million in operating profits compared to the third quarter of fiscal year 2004 and a $16 million decrease compared to the second quarter of fiscal year 2005. Much of the impact on carbon black during the quarter was related to higher feedstock costs. In prior periods carbon black feedstock costs have not risen at the same rate as increases in crude oil prices. This quarter, however, carbon black saw significant increases in feedstock costs while crude prices were relatively flat. This impacted the profitability of the carbon black business by $15 million when compared to the second quarter of fiscal year 2005 and by $28 million when compared to the third quarter of fiscal year 2004. Additionally, lower operating rates due to inventory drawdowns resulted in higher per unit cost of sales during the quarter. These negative events were only partially offset by volume increases, which were 7% sequentially and 2% quarter over quarter.
     “In the approximately ten year period that we have had carbon black supply contracts with this type of price adjuster in place, this is the first quarter in which fluctuations in feedstock costs have had such a significant impact on our profitability. Although we are confident that these swings in our variable margins, and thus our earnings, even out over time, we were surprised by the magnitude of the negative impact this quarter and will be looking at ways we might restructure the price adjustment formulas in these contracts to better reflect the current cost of feedstock in our pricing. Under the contracts feedstock cost increases were passed through to our customers as of the beginning of the current quarter,” Burnes commented.

     Burnes continued, “We need to do a better job of following feedstock costs during the quarter which will enable us to communicate any significant trends when we have a public opportunity. Despite the foregoing, carbon black had very strong volumes during the quarter and we remain confident in the underlying strength of the business.”
     Cabot’s fumed metal oxides business reported relatively flat profitability when compared to both the third quarter of fiscal year 2004 and the second quarter of fiscal year 2005. Inkjet colorants reported continued strong volume growth during the quarter with volumes increasing 29% over the year ago quarter driven by both the OEM and aftermarket segments, and 10% over the second quarter of fiscal year 2005 driven primarily by growth in the OEM segment.
     The Supermetals Business reported $13 million in operating profits for the third quarter of fiscal year 2005 compared to $18 million in the third quarter of fiscal year 2004 and $16 million in the second quarter of fiscal year 2005. The Supermetals Business had increased volumes during the quarter, the benefit of which was offset by lower prices resulting from the continuing transition from fixed to market based pricing. In addition, the business incurred approximately $4 million of incremental costs associated with the labor situation at its facility in Boyertown, PA and $1 million of unabsorbed costs related to efforts to reduce inventory and ongoing operating expenses in that business. “I am pleased to report that despite the work stoppage we are fulfilling all customer orders by reducing inventory and running the plant as needed, largely with management personnel,” commented Burnes.
     For the third quarter of fiscal year 2005, the Specialty Fluids Business reported $5 million in operating profits which was a $5 million increase over the year ago quarter,

and a $1 million increase over the second quarter of fiscal year 2005. The improved performance was due to increased volumes associated with a higher number of completed jobs and an increase in rental revenue during the quarter. During the quarter, the business completed seven jobs. No jobs were completed in the same period last year.
     With respect to the future, Burnes said, “We anticipate continued strong volumes in our core Chemicals Business for the remainder of the year. In carbon black, we will have higher prices in most of our contracted business and have implemented price increases in most of the remaining portions of that business. However, we remain cautious regarding raw material costs. We anticipate ongoing growth in the inkjet colorants and Specialty Fluids businesses. We continue to invest resources in market development and manufacturing operations for our new businesses, such as aerogels, and are confident in our progress. In the Supermetals Business, we continue to operate our facilities to meet customer demand. Although it is difficult to predict how long the work stoppage will continue or any additional costs resulting from the strike, we continue to believe that PBT (profit before tax) for the Supermetals Business will be between $55 million and $60 million for the year, which is in the range of our previously provided guidance.”
     For those interested in more detailed information on Cabot’s third quarter fiscal year 2005 results, please see the Supplemental Business Information available on the Company’s website in the Investor Relations section: http:// investor.cabot-corp.com.
     Included above are forward-looking statements relating to management’s expectations regarding future business performance and profits, anticipated volumes in the Company’s Chemicals Business, and growth in the inkjet colorants and Specialty

Fluids Business. The following are some of the factors that could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements: fluctuations in feedstock costs; the length and resolution of the work stoppage at the Company’s Supermetals facility in Pennsylvania; domestic and global economic conditions, such as market supply and demand, prices and costs and availability of raw materials; fluctuations in currency exchange rates; the timely commercialization of products under development by the Company (which may be disrupted or delayed by technical difficulties, market acceptance, competitors’ new products, as well as difficulties in moving from the experimental stage to the production stage); patent rights of others; stock market conditions; demand for our customers’ products; the accuracy of the assumptions used by the Company in establishing a reserve for its share of liability for respirator claims; and the outcome of pending litigation. Other factors and risks are discussed in the Company’s 2004 Annual Report on Form 10-K and subsequent periodic reports and filings made with the Securities and Exchange Commission.
Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.

Third Quarter Earnings Announcement, Fiscal 2005
CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2005	2004	2005	2004
Net sales and other operating revenues	$545	$492	$1,567	$1,438
Cost of sales	427	363	1,202	1,071

Gross profit	$118	$129	$365	$367

Selling and administrative expenses	63	56	173	165
Research and technical expenses	14	13	43	39
Goodwill asset impairment	—	—	90	—

Income from operations	$41	$60	$59	$163

Other income and expense
Interest and dividend income	2	2	5	5
Interest expense	(8)	(8)	(24)	(23)
Other income (expense)	1	1	5	(3)

Total other income and expense	(5)	(5)	(14)	(21)

Income from continuing operations before income taxes	36	55	45	142

Provision for income taxes	(9)	(13)	(30)	(34)
Equity in net income of affiliated companies, net of tax	2	2	6	5
Minority interest in net income, net of tax	(3)	(3)	(9)	(6)

Income from continuing operations	26	41	12	107

Discontinued operations
Income from operations of discontinued businesses, net of tax	—	1	—	1

Net income	26	42	12	108
Dividends on preferred stock	(1)	—	(2)	(2)

Income available to common shares	$25	$42	$10	$106

Diluted earnings per share of common stock
Income from continuing operations	$0.39	$0.61	$0.18	$1.56
Income from operations of discontinued businesses	$—	$0.01	$—	$0.01

Net income	$0.39	$0.62	$0.18	$1.57

Weighted average common shares outstanding

Diluted	69	69	69	69

Third Quarter Earnings Announcement, Fiscal 2005
CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2005	2004	2005	2004
SALES
Chemical Business	$444	$398	$1,276	$1,148
Supermetals Business	93	86	256	258
Specialty Fluids	11	4	26	14

Segment sales (A)	548	488	1,558	1,420
Unallocated and other (B)	(3)	4	9	18

Net sales and other operating revenues	$545	$492	$1,567	$1,438

SEGMENT PROFIT
Chemical Business	$30	$45	$112	$115
Supermetals Business	13	18	45	55
Specialty Fluids	5	—	11	1

Total Segment Profit (C)	48	63	168	171

Interest expense	(8)	(8)	(24)	(23)
General unallocated income (expense) (D)	(2)	2	(93)	(1)
Less: Equity in net income of affiliated companies, net of tax	(2)	(2)	(6)	(5)

Income from continuing operations before income taxes	36	55	45	142
Provision for income taxes.	(9)	(13)	(30)	(34)
Equity in net income of affiliated companies, net of tax	2	2	6	5
Minority interest in net income, net of tax	(3)	(3)	(9)	(6)

Income from continuing operations	26	41	12	107
Discontinued operations
Income from operations of discontinued businesses, net of tax (E)	—	1	—	1

Net income	26	42	12	108
Dividends on preferred stock	(1)	—	(2)	(2)

Income available to common shares	$25	$42	$10	$106

Diluted earnings per share of common stock
Income from continuing operations	$0.39	$0.61	$0.18	$1.56
Income from operations of discontinued businesses (E)	$—	$0.01	$—	$0.01

Net income	$0.39	$0.62	$0.18	$1.57

Weighted average common shares outstanding
Diluted	69	69	69	69

(A)	Segment sales for certain operating segments within the Chemical Business include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B)	Unallocated and other reflects an elimination for sales of one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling costs.

(C)	Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies and excludes royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in Exhibit I, including $90 million of goodwill impairment charges in the Supermetals Business for the nine month period ending June 30, 2005.

(E)	Income related to insurance recoveries for a previously divested business, net of tax.

Third Quarter Earnings Announcement, Fiscal 2005
CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	June 30,	September 30,
	2005	2004
In millions	(unaudited)
Current assets	$1,230	$1,173
Net property, plant and equipment	929	918
Other non-current assets	215	335

Total assets	$2,374	$2,426

Current liabilities	$480	$372
Non-current liabilities	738	863
Stockholders’ equity	1,156	1,191

Total liabilities and stockholders’ equity	$2,374	$2,426

Working capital	$750	$801

CABOT CORPORATION

	Fiscal 2004					Fiscal 2005

In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Chemical Business	$351	$399	$398	$398	$1,546	$405	$427	$444		$1,276
Supermetals Business	87	85	86	80	338	77	86	93		256
Specialty Fluids	1	9	4	13	27	7	8	11		26

Segment Sales (A)	439	493	488	491	1,911	489	521	548		1,558
Unallocated and other (B)	7	7	4	5	23	6	6	(3)		9

Net sales and other operating revenues	$446	$500	$492	$496	$1,934	$495	$527	$545		$1,567

Segment Profit (Loss)
Chemical Business	$27	$43	$45	$17	$133	$36	$46	$30		$112
Supermetals Business	21	16	18	22	76	16	16	13		45
Specialty Fluids	(2)	3	—	5	6	2	4	5		11

Total segment profit (C)	46	62	63	44	215	54	66	48		168

Income (Loss) Available to Common Shares
Interest expense	(7)	(7)	(8)	(8)	(30)	(8)	(8)	(8)		(24)
General unallocated income (expense) (D)	—	(3)	2	(15)	(15)	1	(91)	(2)		(93)
Less: Equity in net income of affiliated companies, net of tax	(2)	(1)	(2)	(1)	(6)	(2)	(2)	(2)		(6)

Income (Loss) from Continuing Operations before income taxes	37	51	55	20	164	45	(35)	36		45
(Provision) benefit for income taxes	(8)	(13)	(13)	(5)	(40)	(9)	(13)	(9)		(30)
Equity in net income of affiliated companies, net of tax	2	1	2	1	6	2	2	2		6
Minority interest in net income, net of tax	(1)	(3)	(3)	(2)	(9)	(3)	(4)	(3)		(9)

Income (Loss) from Continuing Operations	30	36	41	14	121	35	(50)	26		12
Discontinued Operations
Income (Loss) from Operations of Discontinued Businesses, net of income taxes(E)(F)	(1)	1	1	1	2	—	—	—		—

Net income (loss)	29	37	42	15	123	35	(50)	26		12
Dividends on preferred stock	(1)	(1)	—	(1)	(3)	(1)	—	(1)		(2)

Income (loss) available to common shares	$28	$36	$42	$14	$120	$34	$(50)	$25		$10

Income (Loss) per common share
Income (loss) from Continuing Operations	$0.43	$0.53	$0.61	$0.21	$1.79	$0.51	$(0.84)	$0.39		$0.18
Income (Loss) from Operations of Discontinued Businesses (E)(F)	(0.01)	0.01	0.01	0.02	0.03	—	—	—		—

Net income (loss)	$0.42	$0.54	$0.62	$0.23	$1.82	$0.51	$(0.84)	$0.39		$0.18

Weighted average common shares outstanding
Diluted(G)	68	69	69	68	68	69	60	69		69

(A)	Segment sales for certain operating segments within the Chemical Business include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B)	Unallocated and other reflects an elimination for sales for one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling costs.

(C)	Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies and excludes royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income and certain items listed in Exhibit I, including $90 million of goodwill impairment charges in the Supermetals Business in Q2 2005.

(E)	Amounts in Q1 2004 relate to litigation associated with a previously divested business, net of tax.

(F)	Additional income in Q2 2004, Q3 2004 and Q4 2004 related to insurance recoveries for discontinued businesses, net of tax.

(G)	The weighted average common shares outstanding at March 31, 2005 excludes approximately 9 million shares as those shares would be antidilutive due to the Company’s net loss position.

Third Quarter Earnings Announcement, Fiscal 2005
CABOT CORPORATION CERTAIN ITEMS — Exhibit I

Periods ended June 30	Three Months				Nine Months
Dollars in millions, except per share amounts (unaudited)	2005	2005	2004	2004	2005	2005	2004	2004
	$	per share(A)	$	per share(A)	$	per share(A)	$	per share(A)

Certain items before income taxes
Restructuring initiatives	$(4)	$(0.04)	$(1)	$(0.01)	$(12)	$(0.12)	$(4)	$(0.05)
Goodwill asset impairment	—	—	—	—	(90)	(1.30)	—	—
Other non-operating items	—	—	—	—	—	—	(1)	(0.01)

Total certain items	(4)	(0.04)	(1)	(0.01)	(102)	(1.42)	(5)	(0.06)

Discontinued operations	—	—	1	0.01	—	—	1	0.01

Total certain items and discontinued operations pre-tax	(4)	(0.04)	—	—	(102)	(1.42)	(4)	(0.05)

Tax impact of certain items and discontinued operations (B)	1	—	—	—	6	0.04	1	—

Total certain items and discontinued operations after tax	$(3)	$(0.04)	$—	$—	$(96)	$(1.38)	$(3)	$(0.05)

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2005	2004	2005	2004

Statement of Operations Line Item
Cost of sales	$(4)	$(1)	$(11)	$(3)
Selling and administrative expenses	—	—	(1)	(1)
Goodwill asset impairment	—	—	(90)	—
Other (charges) income	—	—	—	(1)

Total certain items	$(4)	$(1)	$(102)	$(5)

(A)	Per share amounts are calculated after tax.

(B)	Represents tax impact of certain items and discontinued operations. Year to date amount also includes $3 million of tax benefit related to the closure of the Altona facility.